Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Popeyes Louisiana Kitchen, Inc.

a Minnesota corporation

at

$79.00 Net Per Share

Pursuant to the Offer to Purchase

Dated February 27, 2017

by

Orange, Inc.

an indirect subsidiary of

Restaurant Brands International Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THAT TIME THAT IS ONE MINUTE FOLLOWING 11:59 P.M. (12:00 MIDNIGHT), EASTERN TIME, ON FRIDAY, MARCH 24, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

February 27, 2017

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated February 27, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, constitutes, and which we refer to herein as, the “Offer”) in connection with the offer by Orange, Inc. (“Purchaser”), a Minnesota corporation and an indirect subsidiary of Restaurant Brands International Inc. (“Parent”), a corporation existing under the laws of Canada, to purchase any and all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Popeyes Louisiana Kitchen, Inc., a Minnesota corporation (“Popeyes”), at a price of $79.00 per Share, without interest, net to the seller in cash, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

THE BOARD OF DIRECTORS OF POPEYES HAS DULY RECOMMENDED THAT SHAREHOLDERS ACCEPT THE OFFER, TENDER THEIR SHARES TO PURCHASER PURSUANT TO THE OFFER AND, TO THE EXTENT REQUIRED TO CONSUMMATE THE MERGER, APPROVE THE MERGER AND ADOPT THE PLAN OF MERGER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions from you as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $79.00 per Share, without interest, net to the seller in cash, less any applicable withholding taxes.

2. The Offer is being made for any and all of the issued and outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of February 21, 2017 (as it may be amended from time to time, the “Merger Agreement”), by and among Popeyes, Parent, Purchaser and, solely for purposes of Section 9.03 of the Merger Agreement, Restaurant Brands Holdings Corporation (“Intermediate Parent”), an indirect subsidiary of Parent existing under the laws of the Province of Ontario.

4. The Merger Agreement provides, among other things, that, as soon as practicable following the consummation of the Offer (or such later time as when Purchaser has acquired at least 90% of the outstanding Shares, including through the exercise of the Top-Up described below), Purchaser will be merged with and into Popeyes (the “Merger”) under the applicable provisions of the Minnesota Business Corporation Act (as amended, the “MBCA”), with Popeyes continuing as the surviving corporation in the Merger and thereby becoming an indirect subsidiary of Parent.

5. Pursuant to the Merger Agreement, Popeyes has granted to Purchaser an irrevocable right (the “Top-Up”), which Purchaser will be deemed to have exercised immediately following the consummation of the Offer, if necessary, to purchase from Popeyes a number of additional Shares at a price per Share equal to the Offer Price (the “Top-Up Shares”) equal to the lowest number of Shares that, when added to the Shares already owned by Purchaser (and, if applicable, Parent) following the consummation of the Offer, constitutes one Share more than 90% of the Fully Diluted Shares (as defined in the Offer to Purchase), but not less than one share more than 90% of the Shares then outstanding (after giving effect to the Top-Up). If Parent and its affiliates own at least 90% of the outstanding Shares following the Offer and the exercise, if any, of the Top-Up, Purchaser will complete the Merger without any vote on the adoption of the Merger Agreement by the holders of Shares through the “short-form” procedures available under Section 302A.621 of the MBCA. As a result of the Merger, each outstanding Share (other than Shares (i) owned by Purchaser or any subsidiary of Popeyes and (ii) held by Popeyes shareholders who properly demanded and perfected their dissenters’ rights under Minnesota law) will be converted into the right to receive the Offer Price in cash. Following the Merger, Popeyes will cease to be a publicly traded company.

6. The Offer and withdrawal rights will expire at one minute following 11:59 p.m. (12:00 midnight), Eastern Time, on Friday, March 24, 2017, unless the Offer is extended by Purchaser or earlier terminated.

7. The Offer is not subject to any financing condition. The conditions to the Offer, including the Minimum Tender Condition (as defined in the Offer to Purchase), are described in Section 15 of the Offer to Purchase.

8. Tendering shareholders who are record owners of their Shares and who tender directly to Computershare Trust Company, N.A. will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other applicable laws of such jurisdiction In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the applicable laws of such jurisdiction to be designated by Purchaser.

*        *         *        *

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Popeyes Louisiana Kitchen, Inc.

a Minnesota corporation

at

$79.00 Net Per Share

Pursuant to the Offer to Purchase

Dated February 27, 2017

by

Orange, Inc.

an indirect subsidiary of

Restaurant Brands International Inc.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 27, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and which, together with the Offer to Purchase and the other related materials, as each may be amended or supplemented from time to time, constitutes the “Offer”), in connection with the offer by Orange, Inc. (“Purchaser”) a Minnesota corporation and an indirect subsidiary of Restaurant Brands International Inc. (“Parent”), a corporation existing under the laws of Canada, to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Popeyes Louisiana Kitchen, Inc., a Minnesota corporation, at a price of $79.00 per Share, without interest, net to the seller in cash, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on the undersigned’s behalf will be determined by Purchaser in its sole discretion and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                                                               SHARES*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Time (as defined in the Offer to Purchase).

Dated:
Signature(s)

Please Print Name(s)

Address
(Include Zip Code)

Area code and Telephone no.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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